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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 30, 1998 included in the Company's Current Report on Form 8-K dated August 31, 1998 on the consolidated financial statements and schedule of Smith International, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and to all references to our Firm included in this registration statement. It should be noted that the independent public accountant's reports on financial statements and schedule previously filed on Form 10-K and incorporated by reference in this registration statement are no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.

ARTHUR ANDERSEN, LLP

Houston, Texas
August 31, 1998